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                                                                   EXHIBIT 10.18

                                 PROMISSORY NOTE


$1,390,887.40______________                                San Diego, California
                                                               February 28, 2000



         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of WEBSIDESTORY, INC., a California corporation (the "Company"), at 10182 Telesis Court, Sixth Floor, San Diego, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Three Hundred Ninety Thousand Eight Hundred Eighty Seven Dollars and Forty Cents ($1,390,887.40) together with interest accrued from the date hereof on the unpaid principal at the rate of 6.5% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:


PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be due and payable in full on February 27, 2004; and


INTEREST PAYMENTS. Interest shall be payable annually in arrears and shall be calculated on the basis of a 360-day year for the actual number of days elapsed;


provided, however, that one twenty-fourth (1/24th) of the principal payment and all accrued interest of this Note will be forgiven on a monthly basis commencing April 1, 2000 through March 1, 2002, unless the undersigned has voluntarily resigned as an employee of Holder, in which case forgiveness of the payment obligations shall discontinue and the balance of the Principal of this Note and shall be payable on February 27, 2004 and Interest thereon shall be payable as set forth above; provided further, however, that all payment obligations of Principal and Interest of this Note shall be immediately be forgiven in full, and this Note will be returned promptly to the undersigned, if and when any of the following events occur: (1) a Change of Control or Constructive Termination as defined in the Employment Agreement between Maker and the undersigned dated February 28, 2000 or (2) the Holder has cash and cash equivalents equal to or exceeding four million dollars ($4,000,000); provided further, however, that if Holder shall have completed an initial public offering of its equity securities prior to the occurrence of the Liquidity Condition described in (2) above, accelerated forgiveness of the payment obligations because of (2), above, shall not occur assuming such offering is completed by such date.


         This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Early Exercise Stock Purchase


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Agreement and Stock Pledge Agreement of even date herewith between the undersigned and the Company.

         The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                       Signed   /s/ JOHN J. HENTRICH